UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

MONACO COACH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14725 (Commission File Number)	35-1880244 (I.R.S. Employer Identification No.)

91320 Industrial Way
Coburg, Oregon 97408
(Address of principal executive offices)    (Zip code)

(541) 686-8011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Working Capital Loan Facility:

On November 7, 2008, Monaco Coach Corporation and its subsidiaries, as borrowers, entered into a loan and security agreement (the “Working Capital Loan Agreement”) with certain financial institutions as lenders and Bank of America, N.A., a national banking association, as agent for the lenders (the “Working Capital Agent”), providing for a $80.0 million secured revolving loan facility reducing to $70.0 million on November 7, 2010, with availability to be subject to an accounts receivable and inventory borrowing base formula.  The Working Capital Loan Agreement provides for sublimits of $15.0 million for swingline borrowings and $10.0 million for letters of credit.  The proceeds of the revolving loans may be used to repay certain existing indebtedness, to pay certain fees relating to the transaction and for working capital and other lawful corporate purposes.  On November 7, 2008, the borrowers drew down $39,016,332.63 under the Working Capital Loan Agreement.

Borrowings under the Working Capital Loan Agreement accrue interest at a per annum rate based on, at the option of the borrowers, either (i) the Working Capital Agent’s prime rate as in effect from time to time plus 3.50%, but not less than the rate applicable to LIBOR loans plus 0.25%, or (ii) LIBOR, for an interest period selected by the borrowers of 30, 60 or 90 days, plus 4.50%.  The borrowers are also obligated to pay unused line fees, letter of credit fees, closing fees, anniversary fees, agent fees and servicing fees customary for a revolving loan facility of this size and type. Interest under the Working Capital Loan Agreement is payable monthly.  The revolving loans must be repaid with substantially all proceeds received by the borrowers that are not required to be used to repay borrowings under the Term Loan Agreement described below.  The Company may borrow, repay and reborrow funds under the Working Capital Loan Agreement until November 6, 2011, at which time the Working Capital Loan Agreement terminates, and all amounts borrowed must be repaid.  In the event the borrowers elect to reduce or terminate availability under the Working Capital Loan Agreement on or before November 4, 2009, the borrowers would be required to pay an amount equal to 0.50% of the amount reduced or terminated.

All obligations under the Working Capital Loan Agreement and related documents are secured by substantially all of the personal property and real property of the borrowers.  All current and future direct and indirect subsidiaries of Monaco Coach Corporation are or will become borrowers under the Working Capital Loan Agreement.

The Working Capital Loan Agreement contains customary covenants for a revolving loan facility of this size and type that include, among others, a covenant requiring the borrowers to enter into contracts fixing or limiting certain interest rate risks and covenants that limit the borrowers’ ability to incur liabilities, create liens, make capital expenditures, pay dividends or distributions, make investments or loans, dispose of assets, make prepayments on certain debt, merge or consolidate, enter into certain restrictive agreements, enter into hedging agreements, enter into transactions with affiliates and amend or modify terms of certain debt.  The Working Capital Loan Agreement also contains financial covenants requiring the borrowers to maintain minimum EBITDA levels and a minimum fixed charge coverage ratio.

The Working Capital Loan Agreement contains customary events of default for a revolving loan facility of this size and type that include, among others, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness, material judgment defaults, material casualty event defaults, bankruptcy and insolvency defaults, change of control defaults and material adverse effect defaults.  The occurrence of an event of default could result in an increase to the applicable interest rate of 2.0%, an acceleration of all obligations under the Working Capital Loan Agreement, an obligation of all borrowers to repay the obligations in full, and a right by the Working Capital Agent to exercise all remedies available to it under the Working Capital Loan Agreement and related agreements.

Certain lenders under the Working Capital Loan Agreement are lenders under the borrowers’ existing credit facility described in Item 1.02 below.

A copy of the Working Capital Loan Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Term Loan Facility:

In addition, on November 7, 2008, Monaco Coach Corporation and certain of its subsidiaries, as borrowers, and certain other of its subsidiaries, as guarantors, entered into a financing agreement (the “Term Loan Agreement”) with certain financial institutions as lenders and Ableco Finance LLC, a Delaware limited liability company, as collateral agent and administrative agent for the lenders (the “Term Loan Agent”), providing for a $39.3 million secured term loan with availability to be subject to a real property and equipment borrowing base formula.  The proceeds of the term loan may be used to repay certain existing indebtedness, to pay certain fees relating to the transaction and for general corporate purposes.  On November 7, 2008, the borrowers borrowed the full amount of $39.3 million under the Term Loan Agreement.

Borrowings under the Term Loan Agreement accrue interest at a per annum rate based on, at the option of the borrowers, either (i) a reference rate plus 8.50%, plus an additional margin of 3.25% that may be paid in kind in lieu of cash at the borrowers’ option, so long as no default exists under the Term Loan Agreement, by adding the amount of such payment to the outstanding principal amount of the term loan, or (ii) LIBOR, for an interest period selected by the borrowers of 1, 2 or 3 months, plus 9.50%, plus an additional margin of 3.25% that may be paid in kind in lieu of cash at the borrowers’ option, so long as no default exists under the Term Loan Agreement, by adding the amount of such payment to the outstanding principal amount of the term loan.  The reference rate will be the greater of (i) the rate of interest publicly announced from time to time by JPMorgan Chase Bank as its reference rate, base rate or prime rate, and (ii) 6.25%.  LIBOR will be the greater of (i) LIBOR for the applicable interest period (as adjusted for reserve requirements), and (ii) 4.25%.  The borrowers are also obligated to pay closing fees, anniversary fees, collateral fees, agent fees and servicing fees customary for a term loan of this size and type.

The term loan will be repaid in 42 monthly payments of principal in the amount of $400,000, plus all accrued interest, plus a final payment of all outstanding amounts on May 6, 2012.  The term loan is subject to mandatory prepayment under certain circumstances, including an annual prepayment based on the borrowers’ excess cash flow for the prior year, prepayments in connection with the borrowers’ receipt of proceeds from certain sales of assets, incurrences of indebtedness, equity issuances, tax refunds, judgments and casualty events, and prepayments no more frequently than annually in connection with reductions of the value of the borrowing base.  In the event the borrowers elect to prepay all or part of the term loan prior to the maturity, and in the event of certain mandatory prepayments, the borrowers will pay an additional amount equal to 5.0% of the principal amount prepaid if prepaid in the first year the term loan is outstanding, 3.0% of the principal amount prepaid if prepaid in the second year the term loan is outstanding and 2.0% of the principal amount prepaid if prepaid in the third year the term loan is outstanding.

All obligations under the Term Loan Agreement and related documents are secured by substantially all of the personal property and real property of the borrowers.  All current and future direct and indirect subsidiaries of Monaco Coach Corporation that are not borrowers will guaranty all obligations of the borrowers under the Term Loan Agreement, and the guaranty obligations will be secured by substantially all of the personal property and real property of the guarantors.

The Term Loan Agreement contains customary covenants for a term loan of this size and type that include, among others, covenants that limit the borrowers’ ability to create liens, incur indebtedness, merge or consolidate, dispose of assets, make loans or investments, enter into lease obligations, incur capital expenditures, pay dividends or distributions, enter into transactions with affiliates, enter into certain restrictive agreements, make certain issuances of equity, amend or modify terms of certain agreements, and enter into sale and leaseback transactions.  The Term Loan Agreement also contains financial covenants requiring the borrowers to maintain a maximum leverage ratio, a minimum fixed charge coverage ratio, minimum EBITDA levels and minimum availability under the Working Capital Loan Agreement.

The Term Loan Agreement contains customary events of default for a term loan of this size and type that include, among others, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness, bankruptcy and insolvency defaults, material judgments defaults, material casualty event defaults, change of control defaults, including the failure of certain executive officers to be involved in the business, and material adverse effect defaults.  The occurrence of an event of default could result in an increase to the applicable interest rate of 3.0%, an acceleration of all obligations under the Term Loan Agreement, an obligation of all borrowers and guarantors to repay the obligations in full, and a right by the Term Loan Agent to exercise all remedies available to it under the Term Loan Agreement and related agreements.

A copy of the Term Loan Agreement and the Security Agreement dated as of November 6, 2008, by and among Monaco Coach Corporation and its subsidiaries and Ableco Finance LLC, as collateral agent are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report and are incorporated by reference herein.

Warrant:

In connection with the Term Loan Agreement, Monaco Coach Corporation (the “Company”) has issued to Ableco Holding LLC (“Holding”) a warrant (the “Warrant”) to purchase up to 1,000,000 shares of the Company’s common stock, subject to adjustment, at an exercise price per share equal to $1.7197 (which represents a 20% premium over the daily volume-weighted average price of the Company’s common stock for the thirty calendar days up to, and including, October 29, 2008, as reported on the New York Stock Exchange) at any time or times until November 7, 2018. The Warrant is subject to antidilution provisions.

In connection with the issuance of the Warrant, a Warrantholder Rights Agreement was entered into, dated as of November 6, 2008 (the “Warrantholder Rights Agreement”) by and among the Company, Kay Toolson (the Company’s Chairman and Chief Executive Officer) and Holding. Pursuant to the Warrantholder Rights Agreement, Holding or subsequent holders of the Warrant (the “warrantholders”), have the right to appoint one representative as a non-voting observer who is entitled to attend all meetings of the Company’s board of directors, and any committees thereof, so long as such warrantholders collectively hold at least 1% of the Company’s common stock, subject to certain exceptions.

In connection with the Warrant and the Warrantholder Rights Agreement, the Company has entered into a Registration Rights Agreement, dated as of November 6, 2008 (the “Registration Rights Agreement”), by and between the Company and Holding. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement on Form S-3 (the “Registration Statement”) to cover the initial resale of the shares issuable under the Warrant and granted Holding certain other related rights. Under the Registration Rights Agreement, the Company has agreed to file the Registration Statement no later than December 6, 2008.

The Warrant was issued to Holding without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from registration pursuant to section 4(2) of the Securities Act. Holdco is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

A copy of each of the Warrant, the Warrantholder Rights Agreement and the Registration Rights Agreement is attached as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the entry by Monaco Coach Corporation and its subsidiaries into the Working Capital Loan Agreement and Term Loan Agreement, on November 7, 2008, Monaco Coach Corporation repaid in full and terminated the commitments under the Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of November 18, 2005, by and among Monaco Coach Corporation, its subsidiaries party thereto, the lenders party thereto and U.S. Bank, N.A. as agent for the lenders.  There were no premiums or penalties incurred by the borrowers in connection with the termination of the Credit Agreement.

A description of the material terms of the Credit Agreement can be found under Item 1.01 in the Form 8-K filed by the Company on November 23, 2005 and such description is incorporated herein by reference.

Certain lenders under the Credit Agreement are lenders under the Working Capital Loan Agreement described above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” under the subheading “Warrant,” is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The Working Capital Loan Agreement and the Term Loan Agreement, as described in item 1.01 above, both contain covenants that prohibit Monaco Coach Corporation from declaring or paying any dividend or other distribution on its common stock until the expiration or termination of the Working Capital Loan Agreement and the Term Loan Agreement or such restrictions are otherwise waived or consented to by the lenders under the terms of the agreements.

Item 9.01                      Financial Statements and Exhibits.

(d)              Exhibits

Exhibit Number	Description
10.1
Loan and Security Agreement, dated as of November 6, 2008, by and among Monaco Coach Corporation and its subsidiaries, certain financial institutions as lenders and Bank of America, N.A., as agent, lead arranger and book manager.

10.2
Financing Agreement, dated as of November 6, 2008, by and among Monaco Coach Corporation and its subsidiaries, certain lenders party thereto and Ableco Finance LLC., as collateral agent and administrative agent.

10.3	Security Agreement, dated as of November 6, 2008, by and among Monaco Coach Corporation and its subsidiaries and Ableco Finance LLC, as collateral agent.
10.4	Warrant, dated as of November 7, 2008.
10.5	Warrantholder Rights Agreement, dated as of November 6, 2008, by and among Monaco Coach Corporation, Kay Toolson and Ableco Holding LLC.
10.6	Registration Rights Agreement, dated as of November 6, 2008, by and between Monaco Coach Corporation and Ableco Holding LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: November 13, 2008	/s/ P. Martin Daley
P. Martin Daley Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Loan and Security Agreement, dated as of November 6, 2008, by and among Monaco Coach Corporation and its subsidiaries, certain financial institutions as lenders and Bank of America, N.A., as agent, lead arranger and book manager.

10.2
Financing Agreement, dated as of November 6, 2008, by and among Monaco Coach Corporation and its subsidiaries, certain lenders party thereto and Ableco Finance LLC., as collateral agent and administrative agent.

10.3	Security Agreement, dated as of November 6, 2008, by and among Monaco Coach Corporation and its subsidiaries and Ableco Finance LLC, as collateral agent.
10.4	Warrant, dated as of November 7, 2008.
10.5	Warrantholder Rights Agreement, dated as of November 6, 2008, by and among Monaco Coach Corporation, Kay Toolson and Ableco Holding LLC.
10.6	Registration Rights Agreement, dated as of November 6, 2008, by and between Monaco Coach Corporation and Ableco Holding LLC.